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                                                                      EXHIBIT 99



                          BOSTON LIFE SCIENCES, INC.
                        1998 OMNIBUS STOCK OPTION PLAN


         1.  Purpose; Types of Options Construction.
             --------------------------------------

         The purpose of the Boston Life Sciences, Inc. 1998 Omnibus Stock Option Plan is to afford an incentive to selected employees, consultants, independent contractors, directors and Scientific Advisors of Boston Life Sciences, Inc. (the "Company"), or any Subsidiary which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees, independent contractors, consultants, directors or Scientific Advisors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The Plan provides for grants of stock options (including "incentive stock options" and "nonqualified stock options").

         2.  Definitions.
             -----------

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (d) "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy, the provisions of Rule 16b-3.

         (e) "Company" means Boston Life Sciences, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

         (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

         (g) "Fair Market Value" per share of Stock as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange or National Market System of the
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National Association of Securities Dealers Automated Quotation System ("NASDAQ")
on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange or system, or (ii) if the shares of Stock are not then traded on any such exchange or system, the average of the closing bid and asked prices for the shares of Stock quoted on NASDAQ for the last preceding date on which a sale of Stock was reported, or (iii) if the shares of Stock are not then traded on an exchange or system or quoted on NASDAQ, such value as the Committee, in its sole discretion, shall determine.

         (h) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

         (i) "NSO" means any Option that is designated as a nonqualified stock option or that does not meet the requirements to be an ISO.

         (j) "Option" means a right, granted to a Optionee under Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NSO, provided that ISO's may not be granted to independent contractors or Scientific Advisors.

         (k) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing the grant of an Option.

         (l) "Optionee" means a person who, as an employee, Scientific Advisor, director, consultant or independent contractor of the Company or a Subsidiary has been granted an Option under the Plan.

         (m) "Plan" means this Boston Life Sciences, Inc. 1998 Omnibus Stock Option Plan, as amended from time to time.

         (n) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

         (o) "Scientific Advisor" means any member of the Scientific Advisory Board who neither (i) is an employee of the Company, nor (ii) receives compensation from the Company pursuant to a research, sponsored research or similar agreement with the Company (other than a Scientific Advisory and Consulting Agreement entered into generally by the Company and members of the Scientific Advisory Board which may provide for compensation for each meeting of the Scientific Advisory Board which the Scientific Advisor attends and for the reimbursement of certain expenses), nor (iii) is the discoverer of, or a principal investigator or researcher with respect to, any technology subject to the Company's research and development programs as determined by the Committee in its sole discretion.

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         (p) "Scientific Advisory Board" means the Board of Scientific Advisors of the Company.

         (q) "Stock" means shares of the common stock, par value $.01 per share, of the Company.

         (r) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (s) "Ten Percent Stockholder" shall mean a prospective optionee of the Company who, at the time an ISO is to be granted to such optionee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

         3   Administration.
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         The Plan shall be administered by the Committee.  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the persons to whom and the time or times at which Options shall be granted; to determine the type and number of Options to be granted, the number of shares of Stock to which an Option may relate and the terms and conditions relating to any Option; and to determine whether, to what extent, and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Option Agreement; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any stockholder.

         No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

         4   Eligibility.
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         Options may be granted to selected employees, Scientific Advisors, directors, consultants and independent contractors of the Company and its present or future Subsidiaries, in the discretion of the Committee.

         5   Stock Subject to the Plan.
             -------------------------

         The maximum number of shares of Stock that may be issued under the Plan shall be 500,000.

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         In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issuable in respect of outstanding Options, and (iii) the exercise price relating to any Option; provided that, with respect to ISOs, such adjustment shall be made in
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accordance with Section 424(h) of the Code.

         6   Specific Terms of Options.
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         a   General.  The Committee may impose on any Option or the exercise
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thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

         b   Options.  The Committee is authorized to grant Options to Optionees
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on the following terms and conditions:

              i)  Type of Option.  The Option Agreement evidencing the grant of
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         an Option under the Plan shall designate the Option as an ISO or an
         NSO.

              ii)  Exercise Price.  The exercise price per share of Stock
                   --------------
         purchasable under an Option shall be determined by the Committee;

         provided that, in the case of an ISO, except as set forth in Section
         --------
         6(c)(ii), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and, in the case of an NSO, such exercise price shall be not less than 50% of the Fair Market Value of a share on the date of grant of such Option, but in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or, at the discretion of the Committee, by an exchange of Stock previously owned by the Optionee, or a combination of both, in an amount having a combined value equal to such exercise price. An Optionee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. (S)220 or any successor thereof.

              iii)  Term and Exercisability of Options .  Except as set forth in
                    -----------------------------------
         Section 6(c)(ii) hereof, the term of each Option shall be up to ten
         (10) years from the date of grant of such Option. The date on which the Committee adopts a resolution expressly granting an Option, or such other date as is set forth in such resolution, shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period, at such times and upon such conditions as the Committee may determine, as reflected in the Option Agreement; provided
                                                                        --------
         that, the Committee shall have the authority to accelerate the
         ----
         exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent;

         provided that, no Option may be exercised for fewer than 10 shares of
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         Stock unless the number of shares with respect to which the Option is exercised constitutes the total number of shares as to which the Option is then exercisable.

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              iv)  Termination of Employment or Other Relationship.
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                    (a)  If an Optionee ceases to be an employee, independent
                         contractor, consultant, Scientific Advisor or director of the Company as the result of a termination without cause (other than due to death or disability), his options will continue to vest for a period of one year pursuant to the vesting schedule established at the time the Option was granted and (A) any Options held by such Optionee that were exercisable on the date of such termination may be exercised by the Optionee until the later of: i) one year following the date of such termination, or, ii) one year from the date any Option vests in the twelve month period following such termination and (B) any Options held by such Optionee that vested during the 12 months following the date of termination may be exercised by the Optionee for a period of one year following the date of such vesting.

                    (b) If an Optionee ceases to be an employee, consultant, independent contractor, Scientific Advisor or director of the Company as the result of a voluntary resignation (other than due to death or disability), his options will continue to vest for a period of one year pursuant to the vesting schedule established at the time the Option was granted and provided that the Optionee has been an employee, consultant, independent contractor, Scientific Advisor or director of the Company for at least three years and has signed a non-compete agreement with the Company (such agreement to include biotechnology companies, academic and/or research organizations encompassing biotechnology, and venture capital companies in the biotechnology sector), and (A) any Options held by such Optionee that were exercisable on the date of such resignation may be exercised by the Optionee until the later of: i) one year following the date of such resignation, or, ii) one year from the date any Option vests in the twelve month period following such resignation and (B) any Options held by such Optionee that vested during the 12 months following the date of resignation may be exercised by the Optionee for a period of one year following the date of such vesting.

         provided, that, if the Optionee dies within such one-year period
         --------  ----
         following termination of employment or other relationship, the Option (to the extent exercisable at the time of death) shall be exercisable by the Optionee's Beneficiary for a period of one (1) year following the Optionee's death (but in no event after the expiration date of the Option), and shall thereafter terminate.

              v)  Death or Disability.  If the Optionee's employment or other
                  -------------------
         relationship with the Company is terminated because of death or disability, the Optionee (or, where applicable, the Beneficiary) will be entitled to exercise the Option with respect to the total number of shares of Stock subject to such Option and without regard to the extent to which such Option was exercisable at the time of the termination of employment or other relationship due to death or disability for a period of one (1) year following the Optionee's death or termination of employment or other relationship due to death or disability (but in no event after the expiration date of the Option), and the Option shall thereafter terminate.

              vi)  Other Provisions.  Options may be subject to such other
                   ----------------
         conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

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         c   Incentive Stock Options.  Options granted as ISOs shall be subject
             -----------------------
to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.

              i)  Value of Shares.  The aggregate Fair Market Value (determined
                  ---------------
         as of the date the ISO is granted) of the shares of Stock with respect to which ISOs granted under this Plan and all other plans of the Company become exercisable for the first time by each Optionee during any calendar year shall not exceed $100,000.

              ii)  Ten Percent Stockholder.  In the case of an ISO granted to a
                   -----------------------
         Ten Percent Stockholder, (x) the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such ISO, and (y) the exercise period shall not exceed five (5) years from the date of grant of such ISO.

         7   General Provisions.
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         a   Compliance with Local and Exchange Requirements.  The Plan, the
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granting and exercising of Options thereunder, and the other obligations of the
Company under the Plan and any Option Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals. by any regulatory or governmental agency as may be required.
The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

         b   Nontransferability.  Options shall not be transferable by an
             ------------------
Optionee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of an Optionee only by such Optionee or his guardian or legal representative.

         c   No Right to Continued Employment, etc.  Nothing in the Plan or in
             -------------------------------------
any Option granted or any Option Agreement or other agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of or to continue as an independent contractor or Scientific Advisor of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Optionee's employment, independent contractor or Scientific Advisor relationship.

         d   Taxes.  The Company or any Subsidiary is authorized to withhold
             -----
from any distribution of Stock, or any other payment to a Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Optionee's tax obligations.

         e   Amendment and Termination of the Plan.  The Board may at any time
             -------------------------------------
and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, the Company will seek stockholder approval if the Board
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of Directors determines that it is necessary or desirable in order to comply with the Code, federal or state securities law or any other applicable rules or regulations in which case such amendment shall not be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

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Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee's consent, under any Option theretofore granted under the Plan.

         f   Change in Control.  Notwithstanding any other provision of the Plan
             -----------------
to the contrary, if, while any Options remain outstanding under the Plan, a "Change in Control" of the Company (as defined in this Section 7(f)) shall occur, all Options granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the date of grant.

         For purposes of this Section 7(f), a Change in Control of the Company shall occur upon the happening of the earliest to occur of the following

             (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock (each an "excluded person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding voting securities;

              (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph (f)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a majority of the Board;

              (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 30% or more of the combined voting power of the Company's then outstanding securities; or


              (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

         g   No Rights to Options; No Stockholder Rights.  No Optionee shall
             -------------------------------------------
have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically in the applicable Option Agreement, an Optionee or Beneficiary shall have no rights as a stockholder with respect to any shares covered by the Option until the date of exercise of the Option.

         h   No Fractional Shares.  No fractional shares of Stock shall be
             --------------------
issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other Options, or other property shall be issued

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or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         i   Governing Law.  The Plan and all determinations made and actions
             -------------
taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

         j   Term of the Plan.  The Plan shall terminate on April 23, 2008,
             ----------------
except with respect to Options outstanding on such date and no Option may be granted thereafter

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